Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the combination of BEA Systems, Inc. (“BEA”) and CrossLogix, Inc. (“CrossLogix”) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combined financial statements. These pro forma statements were prepared as if the respective combination had been completed as of February 1, 2001, with respect to the statements of operations, and as of October 31, 2002, with respect to the balance sheet. The unaudited pro forma condensed combined balance sheet as of October 31, 2002 includes the historical balance sheets of BEA and CrossLogix as of October 31, 2002 and September 30, 2002, respectively. The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2002 includes the historical statements of operations of BEA and CrossLogix for the nine months ended October 31, 2002 and September 30, 2002, respectively. The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2002 includes the historical statements of operations of BEA and CrossLogix for the year ended January 31, 2002 and December 31, 2001, respectively.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of CrossLogix. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date the acquisition is completed. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented here.

These unaudited pro forma condensed combined financial statements are based upon the respective unaudited historical consolidated financial statements of BEA and CrossLogix and should be read in conjunction with the unaudited historical consolidated financial statements of BEA and related notes.

The unaudited pro forma condensed combined financial statements are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations of BEA after the acquisition or the financial position or results of operations had the acquisition actually been effected as of the dates indicated, nor are they necessarily indicative of the future financial position or results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF OCTOBER 31, 2002 (in thousands)

	Historical BEA as of October 31, 2002	Historical CrossLogix as of September 30, 2002	Pro Forma Adjustments		Combined
ASSETS
Current assets:
Cash, cash equivalents, short-term restricted cash and short-term investments	$1,131,296	$5,114	$(8,673	)(a)	$1,127,737
Accounts receivable, net	198,503	223	—		198,726
Other current assets	40,982	57	—		41,039

Total current assets	1,370,781	5,394	(8,673)		1,367,502
Property and equipment, net	70,413	213	—		70,626
Goodwill and acquired intangible assets, net	68,558		3,926	(b)	72,484
Long-term restricted cash and other long-term assets	227,541	58	—		227,599

Total assets	$1,737,293	$5,665	$(4,747)		$1,738,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other current liabilities	$227,871	$446	$300	(d)	$228,617
Deferred revenue	218,727	172	—		218,899

Total current liabilities	446,598	618	300		447,516
Convertible subordinated notes, deferred tax liabilities and other long-term liabilities	557,885	—	—		557,885
Redeemable convertible preferred stock	—	31,829	(31,829	)(c)	—
Stockholders’ equity:
Common stock and additional paid-in capital	959,219	185	(185	)(c)	959,219
Treasury stock	(31,470)				(31,470)
Accumulated deficit	(172,712)	(26,967)	26,967	(c)	(172,712)
Deferred compensation	(19,375)				(19,375)
Accumulated other comprehensive loss	(2,852)				(2,852)

Total stockholders’ equity	732,810	(26,782)	26,782		732,810

Total liabilities and stockholders’ equity	$1,737,293	$5,665	$(4,747)		$1,738,211

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED OCTOBER 31, 2002 (in thousands, except per share data)

	Historical BEA for the nine months ended October 31, 2002	Historical CrossLogix for the nine months ended September 30, 2002	Pro Forma Adjustments	Combined
Revenues:
License fees	$381,317	$25	$—	$381,342
Services	303,412	296	—	303,708

Total revenues	684,729	321	—	685,050
Cost of revenues:
Cost of license fees	14,097	84	—	14,181
Cost of services	131,797	96	—	131,893
Amortization of acquired intangible assets	21,492	—	1,472 (e)	22,964

Total cost of revenues	167,386	180	1,472	169,038

Gross profit	517,343	141	(1,472)	516,012
Operating expenses:
Sales and marketing	274,507	1,385	—	275,892
Research and development	99,068	1,233	—	100,301
General and administrative	56,595	933	—	57,528

Total operating expenses	430,170	3,551	—	433,721

Income (loss) from operations	87,173	(3,410)	(1,472)	82,291
Interest and other, net	(17,403)	108	—	(17,295)

Income (loss) before income taxes	69,770	(3,302)	(1,472)	64,996
Provision for income taxes	20,931	—	—	20,931

Net income (loss)	$48,839	$(3,302)	$(1,472)	$44,065

Basic and diluted net income per share	$0.12			$0.11

Number of shares used in per share calculations:
Basic	405,880			405,880

Diluted	417,323			417,323

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2002 (in thousands, except per share data)

	Historical BEA for the year ended January 31, 2002	Historical CrossLogix for the year ended December 31, 2001	Pro Forma Adjustments	Combined
Revenues:
License fees	$597,909	$1,406	$—	$599,315
Services	377,984	542	—	378,526

Total revenues	975,893	1,948	—	977,841
Cost of revenues:
Cost of license fees	21,087	193	—	21,280
Cost of services	182,678	277	—	182,955
Amortization of acquired intangible assets	26,324	—	1,963 (e)	28,287
Impairment of acquired intangible assets	7,082	—	—	7,082
Severance charges	2,461	—	—	2,461

Total cost of revenues	239,632	470	1,963	242,065

Gross profit	736,261	1,478	(1,963)	735,776
Operating expenses:
Sales and marketing	400,860	3,651	—	404,511
Research and development	120,875	3,210	—	124,085
General and administrative	75,671	1,809	—	77,480
Amortization of goodwill	46,384	—	—	46,384
Facilities consolidation and severance charges	37,992	—	—	37,992
Impairment of goodwill	73,068	—	—	73,068

Total operating expenses	754,850	8,670	—	763,520

Loss from operations	(18,589)	(7,192)	(1,963)	(27,744)
Interest and other, net	14,321	478	—	14,799

Loss before income taxes	(4,268)	(6,714)	(1,963)	(12,945)
Provision for income taxes	31,410	—	—	31,410

Net loss	$(35,678)	$(6,714)	$(1,963)	$(44,355)

Basic and diluted net loss per share	$(0.09)			$(0.11)

Number of shares used in per share calculations:
Basic and diluted	396,498			396,498

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1. BASIS OF PRO FORMA PRESENTATION

On January 28, 2003, BEA entered into an agreement of merger with Cardinal Acquisition Corp., a wholly-owned subsidiary of BEA, CrossLogix, Inc., Kenneth Schroeder and Mark Moriconi, pursuant to which BEA agreed to acquire CrossLogix in exchange for total cash consideration of approximately $8.67 million. On February 4, 2003, this acquisition was completed. BEA will account for the transaction under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet as of October 31, 2002 was prepared by combining the historical unaudited consolidated condensed balance sheet data as of October 31, 2002 for BEA and as of September 30, 2002 for CrossLogix as if the merger had been consummated on October 31, 2002.

The unaudited pro forma condensed combined statements of operations for the year ended January 31, 2002 and for the nine-month period ended October 31, 2002 give effect to the merger as if it had occurred on February 1, 2001. The unaudited pro forma combined consolidated statement of operations for the twelve months ended January 31, 2002 combine the results of operations of BEA for the fiscal year ended January 31, 2002 and CrossLogix for the fiscal year ended December 31, 2001. The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2002 combines the unaudited results of operations of BEA for the nine months ended October 31, 2002 and CrossLogix for the nine months ended September 30, 2002. The unaudited pro forma condensed combined financial statements have not been adjusted for tax effects.

2. PURCHASE PRICE—CrossLogix

The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of CrossLogix as of September 30, 2002, and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date.

The unaudited pro forma condensed combined financial statements reflect the cash purchase price of approximately $8.67 million plus estimated transaction costs of $300,000 for a total purchase price of approximately $8.97 million. Under the purchase method of accounting, the total purchase price is allocated to CrossLogix’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. The preliminary purchase price allocation as of September 30, 2002 is as follows (in thousands):

Cash and cash equivalents	$5,114
Accounts receivable and other current assets	280
Property and equipment and other long-term assets	271
Developed technology	3,926

Total assets acquired	9,591
Accounts payable and accrued liabilities	(446)
Deferred revenue	(172)

Net assets acquired	$(8,973)

A preliminary estimate of approximately $3.9 million has been allocated to developed technology, an amortizable intangible asset with an estimated useful life of two years.

The purchase price allocation presented above is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date the acquisition is completed. Accordingly, final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

3. PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined balance sheet and statements of operations give effect to the following pro forma adjustments:

(a)	Represents the cash consideration used to purchase CrossLogix and consummate the transaction.

(b)	To record developed technology acquired.

(c)	To eliminate the historical redeemable convertible preferred stock and stockholders’ equity of CrossLogix.

(d)	To record an accrual for estimated transaction costs of $300,000.

(e)	To reflect the impact of amortization of the developed technology resulting from the merger on a straight-line basis over the estimated useful life of two years.